Westpac
PricewaterhouseCoopers Tower
Level 13, 188 Quay Street
PO Box 934, Auckland,
New Zealand
Telephone:  +64-9-367 3999
Facsimile:  +64-9-367 3674

06 May 2009

Reading Courtenay Central Limited
C/ - Reading International Inc.
500 Citadel Drive
Suite 300
Commerce
California 90040
USA

Attn : Andrzej Matyczynski

Dear Andrzej

RE: WHOLESALE TERM LOAN FACILITY $60,000,000 ("Facility")

ACCOUNT NO. 030104/786183-91

We are pleased to confirm that we have approved the following changes to your banking arrangements.

THE CHANGES

1. The Facility Amount of your Facility will be reduced by $15,000,000 (Fifteen Million Dollars) to $45,000,000 (Forty Five Million Dollars).

2. The line of credit charge, as defined in clause 6.1 (b) of the facility agreement dated 20 June 2007 ("Agreement") will increase to 0.30% (+0.1 0%) per annum. The line of credit charge will continue to be reviewed by Westpac NZ on a 6 monthly basis.

3. The Margin of the Facility will be increased to 1.45% (+0.45%).

4. The Termination Date of the Facility will be extended to 31 March 2012 with the facility remaining interest only for this extended period.

5. The top up percentage requirement, as defined in clause 8.2 (d) of the Agreement will be varied to 45%.

Capitalised terms in this letter have the meaning attributed to them in the Agreement.

THE CONDITIONS OF APPROVAL

1. An extension fee of $45,000 is payable on acceptance of this letter of variation. The fee will be debited to the current account of Reading New Zealand Limited (030252/506091-00).

In all other respects, your banking arrangements remain unchanged.

Please confirm your acceptance of this change by signing this letter. The changes will take effect from the date we receive the signed copy from you , once all conditions of approval have been satisfied.

WESTPAC NEW ZEALAND LIMITED

/s/ AW Long

AW Long

PROPERTY FINANCE MANAGER

ACCEPTANCE

We accept the changes described in this letter.

Signed on behalf of the Borrower Reading Courtenay Central Limited by:

/s/ Andrzej Matyczynski	Director
Date of acceptance 08 May 2009	Andrzej Matyczynski

/s/ Tim Storey	Director
Date of acceptance 08 May 2009	Tim Storey

Guarantors' Consent

We confirm that our guarantee is not affected by the changes referred to in this letter.

Signed on behalf of Reading New Zealand Limited by:

/s/ Andrzej Matyczynski	Director	08 May 2009

Signed on behalf of Courtenay Car Park Limited by:

/s/ Andrzej Matyczynski	Director	08 May 2009

Signed on behalf of Reading Cinemas Courtenay Central Limited by:

/s/ Andrzej Matyczynski	Director	08 May 2009

Signed on behalf of Copenhagen Courtenay Central Limited by:

/s/ Andrzej Matyczynski	Director	08 May 2009

Signed on behalf of Movieland Cinemas NZ Limited by:

/s/ Andrzej Matyczynski	Director	08 May 2009

Signed on behalf of Queenstown Land Holdings Limited by:

/s/ Andrzej Matyczynski	Director	08 May 2009

Signed on behalf of Darnelle Enterprises Limited by:

/s/ Andrzej Matyczynski	Director	08 May 2009

Signed on behalf of Reading Queenstown Limited by:

/s/ Andrzej Matyczynski	Director	08 May 2009